Exhibit 99.1

Replimune Announces Proposed Public Offering

WOBURN, Mass., Nov. 25, 2024 (GLOBE NEWSWIRE) -- Replimune Group, Inc. (Nasdaq: REPL), a clinical stage biotechnology company pioneering the development of novel oncolytic immunotherapies, today announced a proposed public offering of $125 million of shares of its common stock and pre-funded warrants to purchase shares of common stock. All securities in the offering will be offered by Replimune. In addition, Replimune intends to grant the underwriter a 30-day option to purchase up to an additional $18.75 million of securities from Replimune at the public offering price, less the underwriting discounts and commissions.

Leerink Partners is acting as sole bookrunning manager for the proposed offering. The proposed offering is subject to market and other customary closing conditions, and Replimune cannot assure you as to whether or when the proposed offering may be completed.

The proposed offering will be made only by means of a preliminary prospectus supplement and the accompanying prospectus. A copy of the preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering will be filed with the Securities and Exchange Commission (the “SEC”) and may be obtained, when available, by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may be obtained from Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, Massachusetts 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@leerink.com. The final terms of the proposed offering will be disclosed in a final prospectus supplement to be filed with the SEC.

The securities described above are being offered by Replimune pursuant to its shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Replimune with the SEC on August 3, 2023, as amended by the Post-Effective Amendment No. 1 filed with the SEC on May 16, 2024 and as further amended by the Post-Effective Amendment No. 2 filed with the SEC on May 16, 2024, and declared effective by the SEC on July 22, 2024.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Replimune

Replimune Group, Inc., headquartered in Woburn, MA, was founded in 2015 with the mission to transform cancer treatment by pioneering the development of novel oncolytic immunotherapies. Replimune’s proprietary RPx platform is based on a potent HSV-1 backbone intended to maximize immunogenic cell death and the induction of a systemic anti-tumor immune response. The RPx platform is designed to have unique dual local and systemic activity consisting of direct selective virus-mediated killing of the tumor resulting in the release of tumor derived antigens and altering of the tumor microenvironment to ignite a strong and durable systemic response. The RPx product candidates are expected to be synergistic with most established and experimental cancer treatment modalities, leading to the versatility to be developed alone or combined with a variety of other treatment options.

Forward-Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the timing and size of our proposed public offering and our expectations with respect to granting the underwriter a 30-day option to purchase additional securities and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in such forward-looking statements. These factors include risks related to our limited operating history, our ability to generate positive clinical trial results for our product candidates, the costs and timing of operating our in-house manufacturing facility, the timing and scope of regulatory approvals, the availability of combination therapies needed to conduct our clinical trials, changes in laws and regulations to which we are subject, competitive pressures, our ability to identify additional product candidates, political and global macro factors including the impact of the coronavirus as a global pandemic and related public health issues and the Russian-Ukrainian and Israel-Hamas political and military conflicts, and other risks as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the SEC, and in the preliminary prospectus supplement once filed with the SEC and the accompanying prospectus. Our actual results could differ materially from the results described in or implied by such forward-looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Investor Inquiries
Chris Brinzey
ICR Westwicke
339.970.2843
chris.brinzey@westwicke.com

Media Inquiries

Arleen Goldenberg

Replimune

917.548.1582

media@replimune.com